UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

October 28, 2008
Date of Report (Date of earliest event reported)

INPLAY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15069	88-0308867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13845 North Northsight Boulevard
Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(480) 586-3300
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 28, 2008, we entered into an Asset Purchase Agreement with Memtron Technologies Co., part of the Interface Technologies platform of Esterline Corporation, whereby Memtron acquired all of our Duraswitch assets and related business. Memtron paid $1.6 million in cash. InPlay has the potential to receive an additional $800,000 upon achievement of Duraswitch revenue milestones through December 31, 2009.   Memtron has been a licensee of the Duraswitch technologies since 2001.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 28, we completed the sale of our Duraswitch electronic switch segment to Memtron Technologies Co.  The sale includes substantially all of the operating assets related to our Duraswitch business. Memtron has been a licensee of the Duraswitch technologies since 2001. Memtron paid $1.6 million in cash. InPlay has the potential to receive an additional $800,000 upon achievement of Duraswitch revenue milestones through December 31, 2009.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibit(s)

2.4	Asset Purchase Agreement between InPlay Technologies, Inc. and Memtron Technologies Co.

99.1	Press release from InPlay Technologies, Inc. dated October 29, 2008, entitled, "InPlay Technologies Announces Sale of Duraswitch Business Unit."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InPlay Technologies, Inc.
(Registrant)

Date:	October 29, 2008	By:	/s/ Steven P. Hanson
Steven P. Hanson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                       Description:

2.4	Asset Purchase Agreement between InPlay Technologies, Inc. and Memtron Technologies Co.

99.1	Press release from InPlay Technologies, Inc. dated October 29, 2008, entitled, “InPlay Technologies Announces Sale of Duraswitch Business Unit.”